UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32261 (Commission File Number)	20-1142292 (I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 222 San Diego, CA (Address of principal executive offices)	92128 (Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2007, BioMed Realty Trust, Inc. issued a press release announcing that it has promoted Karen A. Sztraicher to the position of Vice President, Finance and Treasurer and that Greg Lubushkin will join the company as Vice President – Chief Accounting Officer, each effective April 2, 2007. In addition, Mr. Lubushkin was appointed to serve as the company’s Principal Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Ms. Sztraicher joined BioMed in 2004 as its Senior Controller and has served as its Vice President – Chief Accounting Officer since March 2005. Prior to joining BioMed, she served as Chief Financial Officer of GMS Realty, LLC, a private real estate company focused on acquiring, developing and operating retail properties in the western United States, from 1999 to 2004, and Vice President Accounting of GMS Realty from 1997 to 1999. Ms. Sztraicher became a certified public accountant in 1988.
     Mr. Lubushkin, age 54, has been Chief Accounting Officer of ECC Capital Corporation, a publicly traded mortgage REIT that invests in residential mortgage loans, since November 2004. Prior to joining ECC Capital, Mr. Lubushkin served as an Audit Partner with PricewaterhouseCoopers LLP since 1988 and on the staff at PricewaterhouseCoopers in various capacities since 1977. Mr. Lubushkin received a Bachelor of Science Degree in Business Administration (Accounting and Finance emphasis) from the University of California at Berkeley. Mr. Lubushkin is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
99.1	Press release issued by BioMed Realty Trust, Inc. on April 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN

	Name:	Kent Griffin
	Title:	Chief Financial Officer